Exhibit 99.2

Digital Turbine Announces Pricing of Public Offering of Common Stock

Austin, TX – September 29, 2015 – Digital Turbine, Inc. (Nasdaq: APPS), the company empowering mobile operators and Original Equipment Manufacturers (“OEMs”) around the globe with end-to-end mobile solutions, today announced the pricing of its public offering of 7,600,000 shares of common stock at a price to the public of $1.57 per share.

The net proceeds to Digital Turbine from this offering are expected to be approximately $11.2 million, after deducting underwriting discounts. In addition, Digital Turbine has also granted the underwriter a 30-day option to purchase up to 1,140,000 additional shares of common stock.

The Company expects to use the net proceeds from the offering for organic business opportunities, product development, general corporate purposes, working capital and capital expenditures.

B. Riley & Co., LLC is acting as the underwriter for the offering. The offering is expected to close on or about October 2, 2015, subject to customary closing conditions.

The public offering will be made pursuant to a shelf registration statement on Form S-3 filed with the Securities Exchange Commission (“SEC”). A prospectus supplement and accompanying base prospectus relating to and describing the terms of the offering will be filed with the SEC and when filed will be available on the SEC's website located at http://www.sec.gov. The offering is being made only by means of a prospectus and related prospectus supplement, copies of which may be obtained from B. Riley & Co., LLC, 11100 Santa Monica Blvd., Suite 800, Los Angeles, California 90025.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

Digital Turbine Announces Pricing of Public Offering of Common Stock

About Digital Turbine

Digital Turbine works at the convergence of media and mobile communications, delivering end-to-end products and solutions for mobile operators, app advertisers, device OEMs and other third parties to enable them to effectively monetize mobile content and acquire higher value users. The company's products include DT Ignite™, a mobile device management solution with targeted app distribution capabilities, DT IQ™, a customized user experience and app discovery tool, DT Marketplace™, an application and content store, and DT Pay™, a content management and mobile payment solution. Offerings also include DT Media, an advertiser solution for unique and exclusive carrier inventory, and Appia, a leading worldwide mobile user acquisition network. Digital Turbine has delivered more than 100 million app installs for hundreds of advertisers. In addition, more than 31 million customers use Digital Turbine's solutions each month across more than 20 global operators. The company is headquartered in Austin, Texas with global offices in Durham, Berlin, Singapore, Sydney and Tel Aviv.

Forward-Looking Statements

This news release includes "forward-looking statements" within the meaning of the U.S. federal securities laws. Statements in this news release that are not statements of historical fact, including but not limited to statements regarding the proposed public offering, the anticipated closing date and use of proceeds of the offering and any other statement that may be construed as a prediction of future performance or events, speak only as of the date made and involve known and unknown risks, uncertainties and other factors which may, should one or more of these risks uncertainties or other factors materialize, cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, among others, the risks identified in Digital Turbine’s filings with the SEC, including its most recent Form 10-K and Form 10-Q filings, the preliminary prospectus supplement related to the proposed public offering and subsequent filings with the SEC. You should not place undue reliance on these forward-looking statements. The company does not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

For more information, contact:

Carolyn Capaccio/Sanjay M. Hurry

LHA

(212) 838-3777

digitalturbine@lhai.com

SOURCE Digital Turbine, Inc.

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